UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2006
TRIZEC PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16765 (Commission File Number)	33-0387846 (I.R.S. Employer Identification Number)

10 S. Riverside Plaza, Suite 1100, Chicago IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(312) 798-6000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 1, 2006, TrizecHahn One NY Plaza LLC (the “Subsidiary LLC”), a subsidiary of Trizec Properties, Inc. (the “Company”), entered into a fixed rate mortgage loan agreement with Goldman Sachs Commercial Mortgage Capital and Lehman Brothers Bank FSB, as the lenders (the “Loan Agreement”), in the principal amount of $400 million. The mortgage loan, which is secured by One New York Plaza, a 2.5 million square foot, 50-story building owned by the Subsidiary LLC, bears interest at a rate of approximately 5.50% and matures on March 6, 2016. In connection with the closing of the mortgage loan, the Company settled forward rate lock hedges that effectively fix the interest rate on the mortgage loan at approximately 5.14%. Under certain circumstances, the mortgage loan requires the Subsidiary LLC to establish reserves relating to the mortgaged facility for capital expenditures, insurance, taxes, unfunded obligations, tenant improvements, work allowances, leasing commissions and other costs. The mortgage loan also contains customary representations, warranties and covenants of the Subsidiary LLC. The mortgage loan refinances One New York Plaza, replacing a 7.27%, $228.4 million mortgage loan that the Subsidiary LLC intended to repay in May 2006. The Company will use the additional funds that it receives from the refinancing to pay down other outstanding debt.
     The Goldman Sachs Group, an affiliate of Goldman Sachs Commercial Mortgage Capital, is one of the Company’s top ten tenants by rental revenue, accounting for 2.6% of the Company’s rental revenue for the year ended December 31, 2005.
     The foregoing description of the Loan Agreement is qualified in its entirety by the full terms and conditions of the Loan Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On March 1, 2006, the Subsidiary LLC borrowed $400 million pursuant to the fixed rate mortgage loan described in Item 1.01 above in order to refinance One New York Plaza, replacing a 7.27%, $228.4 million mortgage loan that the Subsidiary LLC intended to repay in May 2006. The Company will use the additional funds that it receives from the refinancing to pay down other outstanding debt. To the extent that this transaction would constitute the creation of a direct financial obligation that is material to the Company, the description of the Loan Agreement set forth in Item 1.01 above is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.
The exhibits required by this item are set forth on the Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.

Date: March 7, 2006	By:	/s/ Michael C. Colleran

Michael C. Colleran Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Loan Agreement, dated as of March 1, 2006, by and among TrizecHahn One NY Plaza LLC, Goldman Sachs Commercial Mortgage Capital and Lehman Brothers Bank FSB